                                                                   Exhibit #99.1


             HARMONIC ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

           CONTINUED REVENUE GROWTH; POSITIVE EARNINGS FOR THE QUARTER

SUNNYVALE, CALIF. - JANUARY 22, 2004 - Harmonic Inc. (Nasdaq: HLIT) today announced its results for the quarter and year ended December 31, 2003.

For the fourth quarter of 2003, the Company reported net sales of $56.3 million, up from $47.3 million in the previous quarter and from $39.3 million in the fourth quarter of 2002. For the full year 2003, the Company had net sales of $182.3 million, compared to $186.6 million for 2002.

The sequential revenue growth for the fourth quarter reflected increased shipments to a number of domestic and international cable customers. Domestic sales represented 70% of total sales for the fourth quarter of 2003, compared to 71% in the previous quarter.

The Company's CS division, which designs, manufactures and markets digital headend systems for a number of markets, had divisional net sales of $33.2 million, up from $29.0 million in the previous quarter. The BAN division, which designs, manufactures and markets fiber optic products primarily for broadband cable networks, had divisional net sales of $23.1 million, up from $18.3 million in the previous quarter.

"We are pleased with our continued revenue growth and achieving profitability in the fourth quarter," said Anthony J. Ley, Chairman, President and Chief Executive Officer. "We see intensifying competition between cable and satellite operators to offer more channels of digital video and new services, such as video-on-demand and high-definition television."

"In the fourth quarter, we continued to focus on expense control and on improving our operating efficiencies. Our gross margins improved significantly from a year ago, reflecting the success of our new products and increased volume. We are also very pleased with the completion of our public offering during the quarter, which strengthened our balance sheet and helps to position us for future growth. While we expect the usual seasonal slowdown in the first quarter, we are excited about our prospects in 2004 and beyond."

GAAP net income for the fourth quarter of 2003 was $1.4 million, or $0.02 per share, compared to a net loss of $13.8 million, or $0.23 per share, for the same period of 2002. For the full year 2003, the GAAP net loss was $29.4 million, or $0.47 per share. The GAAP net income for the fourth quarter includes a benefit of $2.2 million from the reversal of bad debt reserves following the sale of the Company's pre-petition trade claims against Adelphia Communications. The Company also recorded a benefit of $1.4 million relating to the sale of previously reserved inventory.

On a non-GAAP basis, excluding the benefits described above and the effects of non-cash accounting charges for the amortization of intangibles, the non-GAAP net income for the fourth quarter of 2003 was $1.2 million, or $0.02 per share. This compares to a non-GAAP net loss of $11.5 million, or $0.19 per share, for the same period of 2002. For the full year 2003, the non-GAAP net loss was $18.8 million, or $0.30 per share.

At the end of 2003, the Company had cash, cash equivalents and short-term investments of $112.6 million, compared to $49.2 million at the end of 2002. During the fourth quarter, the Company raised net proceeds of approximately $71 million in a public offering and also generated cash from operations of approximately $8 million.

Harmonic's conference call regarding its fourth quarter 2003 results will be held today at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company's website at:
www.harmonicinc.com or by calling +1-415-908-4707 (Reservation No. 21180556). The replay will be available at the same website address or by calling +1-402-977-9140 (Reservation No. 21180556).

ABOUT HARMONIC INC.

Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic's open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.

Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company's customers, including many of the world's largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.

This press release contains forward-looking statements within the meaning of
Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, including statements related to our views regarding intensifying competition between cable and satellite operators to offer more channels of digital video and new services such as video-on-demand, and high-definition television; our belief that our strengthened balance sheet helps to position us for future growth; and our results and prospects for the first quarter, 2004 and beyond. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include delays or decreases in capital spending in the cable and satellite industry, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic's international operations, inventory management problems, the effect of competition, difficulties associated with rapid technological changes in Harmonic's markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2002, its quarterly reports on Form 10-Q and its current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.


EDITOR'S NOTE:  PRODUCT AND COMPANY NAMES USED HERE ARE TRADEMARKS OR REGISTERED
                TRADEMARKS OF THEIR RESPECTIVE COMPANIES.

                                  HARMONIC INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                           DECEMBER 31, 2003     DECEMBER 31, 2002
                                                           -----------------     -----------------
                                                             (UNAUDITED)
Assets
Current assets:
      Cash and cash equivalents                              $    41,877             $    21,542
      Short-term investments                                      70,720                  27,616
      Accounts receivable, net                                    38,528                  25,380
      Inventories                                                 22,425                  25,904
      Prepaid expenses and other current assets                    6,196                   5,494
                                                             -----------             -----------

      Total current assets                                       179,746                 105,936

Property and equipment, net                                       23,458                  32,456

Intangibles and other assets                                      21,522                  35,362
                                                             -----------             -----------

                                                             $   224,726             $   173,754
                                                             ===========             ===========

Liabilities and stockholders' equity
Current liabilities:
      Current portion of long-term debt                      $     1,027             $     1,862
      Accounts payable                                            14,863                   7,258
      Income taxes payable                                         6,935                   6,900
      Accrued liabilities                                         61,532                  58,670
                                                             -----------             -----------

      Total current liabilities                                   84,357                  74,690
                                                             -----------             -----------

Long-term debt, less current portion                                 629                     710
Accrued excess facilities costs                                   28,627                  34,754
Other non-current liabilities                                      4,952                   1,417
                                                             -----------             -----------

      Total liabilities                                          118,565                 111,571
                                                             -----------             -----------

Stockholders' equity:
      Common stock                                             2,036,593               1,963,294
      Accumulated deficit                                     (1,930,558)             (1,901,125)
      Accumulated other comprehensive income                         126                      14
                                                             -----------             -----------

      Total stockholders' equity                                 106,161                  62,183
                                                             -----------             -----------

                                                             $   224,726             $   173,754
                                                             ===========             ===========

                                  HARMONIC INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED                           YEAR ENDED
                                                       ------------------                           ----------
                                              DECEMBER 31, 2003   DECEMBER 31, 2002    DECEMBER 31, 2003   DECEMBER 31, 2002
                                              -----------------   -----------------    -----------------   -----------------

Net sales                                         $  56,329           $  39,272            $ 182,276            $ 186,632

Cost of sales                                        33,885              29,769              121,673              132,203
                                                  ---------           ---------            ---------            ---------

Gross profit                                         22,444               9,503               60,603               54,429
                                                  ---------           ---------            ---------            ---------

Operating expenses:
    Research and development                          8,962               9,178               35,107               40,829
    Selling, general and administrative              10,711              12,386               48,309               81,427
    Amortization of intangibles                       1,933               1,933                7,732                9,522
                                                  ---------           ---------            ---------            ---------

Total operating expenses                             21,606              23,497               91,148              131,778
                                                  ---------           ---------            ---------            ---------

Income/(loss) from operations                           838             (13,994)             (30,545)             (77,349)

Interest and other income, net                          532                 242                1,412                  931
                                                  ---------           ---------            ---------            ---------

Income/(loss) before income taxes                     1,370             (13,752)             (29,133)             (76,418)

Provision for (benefit from) income taxes                --                  --                  300                  500
                                                  ---------           ---------            ---------            ---------

Net income/(loss)                                 $   1,370           $ (13,752)           $ (29,433)           $ (76,918)
                                                  =========           =========            =========            =========

Net loss per share
     Basic                                        $    0.02           $   (0.23)           $   (0.47)           $   (1.29)
                                                  =========           =========            =========            =========

     Diluted                                      $    0.02           $   (0.23)           $   (0.47)           $   (1.29)
                                                  =========           =========            =========            =========

Weighted average shares
     Basic                                           67,090              60,064               62,288               59,779
                                                  =========           =========            =========            =========

     Diluted                                         68,123              60,064               62,288               59,779
                                                  =========           =========            =========            =========

                                  HARMONIC INC.
          NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                           THREE MONTHS ENDED                          YEAR ENDED
                                                           ------------------                          ----------
                                                    DECEMBER 31,        DECEMBER 31,         DECEMBER 31,         DECEMBER 31,
                                                       2003                2002                 2003                 2002
                                                     ---------           ---------            ---------            ---------

Net sales                                            $  56,329           $  39,272            $ 182,276            $ 186,632

Cost of sales                                           33,780              29,907              118,947              129,199
                                                     ---------           ---------            ---------            ---------

Gross profit                                            22,549               9,365               63,329               57,433
                                                     ---------           ---------            ---------            ---------

Operating expenses:
   Research and development                              8,962               9,178               34,587               40,829
   Selling, general and administrative                  12,881              11,965               48,697               55,284
                                                     ---------           ---------            ---------            ---------

Total operating expenses                                21,843              21,143               83,284               96,113
                                                     ---------           ---------            ---------            ---------

Non-GAAP income/(loss) from operations                     706             (11,778)             (19,955)             (38,680)

Interest and other income, net                             532                 242                1,412                  931
                                                     ---------           ---------            ---------            ---------

Non-GAAP income/(loss) before income taxes               1,238             (11,536)             (18,543)             (37,749)

Provision for income taxes                                  --                  --                  300                  500
                                                     ---------           ---------            ---------            ---------

Non-GAAP net income/(loss)                           $   1,238           $ (11,536)           $ (18,843)           $ (38,249)
                                                     =========           =========            =========            =========

Non-GAAP net income(loss) per share
   Basic                                             $    0.02           $   (0.19)           $   (0.30)           $   (0.64)
                                                     =========           =========            =========            =========

   Diluted                                           $    0.02           $   (0.19)           $   (0.30)           $   (0.64)
                                                     =========           =========            =========            =========

Weighted average shares
   Basic                                                67,090              60,064               62,288               59,779
                                                     =========           =========            =========            =========

   Diluted                                              68,123              60,064               62,288               59,779
                                                     =========           =========            =========            =========


(1) These Non-GAAP Condensed Consolidated Statements of Operations are provided to enhance overall understanding of our current financial performance and our prospects for the future. The presentation of this Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to Non-GAAP results published by other companies. A table reconciling the Non-GAAP net income/(loss) to the GAAP net income/(loss) follows below.


                                  HARMONIC INC.
                  NON-GAAP TO GAAP INCOME (LOSS) RECONCILIATION
                                   (UNAUDITED)


                                                             THREE MONTHS ENDED                           YEAR ENDED
                                                             ------------------                           ----------
(IN THOUSANDS)                                     DECEMBER 31, 2003    DECEMBER 31, 2002   DECEMBER 31, 2003    DECEMBER 31, 2002
--------------                                     -----------------    -----------------   -----------------    -----------------
Non-GAAP net income (loss)                               $  1,238            $(11,536)           $(18,843)           $(38,249)

Items charged to cost of sales:
   Amortization of intangibles                             (1,540)             (1,541)             (6,161)             (9,126)
   Realized margin on reserved product sold                 1,435               1,947               4,670               6,932
   Provision for probable losses on Adelphia
     deferred cost of sales                                    --                  --                  --                (201)
   Facilities, severance and other adjustments                 --                (268)             (1,235)               (609)
                                                         --------            --------            --------            --------
      Total of charges to cost of sales                      (105)                138              (2,726)              (3,004)
                                                         --------            --------            --------            --------

Items charged to operating expenses:
   Amortization of intangibles                             (1,933)             (1,933)             (7,732)             (9,522)
   Loss on litigation settlement                               --                  --              (2,670)                 --
   Provision for probable losses on Adelphia
     account receivables                                       --                  --                  --              (2,748)
   Sale of Adelphia account receivables                     2,170                  --               2,170                  --
   Facilities, severance and other adjustments                 --                (421)                368             (23,395)
                                                         --------            --------            --------            --------
      Total of charges to operating expenses                  237              (2,354)             (7,864)            (35,665)
                                                         --------            --------            --------            --------

GAAP net income (loss)                                   $  1,370            $(13,752)           $(29,433)           $(76,918)
                                                         ========            ========            ========            ========